EX-99.e.2

First Amended and Restated
Schedule A to the
Amended and Restated
Distribution Agreement
by and between
Scout Funds
and
UMB Distribution Services, LLC

Dated [______], 2011

Name of Funds                                                                Original Effective Date                                           Annual Renewal Deadline

Scout Stock Fund                                                                           May 19, 2001                                           March 31
Scout Mid Cap Fund                                                                      Oct. 31, 2006                                           March 31
Scout Small Cap Fund                                                                    May 19, 2001                                           March 31
Scout International Fund                                                                 May 19, 2001                                           March 31
Scout International Discovery Fund                                                 Dec. 31, 2007                                           March 31
Scout Core Bond Fund                                                                   May 19, 2001                                           March 31
Scout TrendStar Small Cap Fund                                                    July 1, 2009                                              March 31
Scout Core Plus Bond Fund                                                            [______], 2011                                        March 31, 2012 (InitialTerm)

The undersigned, intending to be legally bound, hereby execute this First Amended and Restated Schedule A to the Amended and Restated Distribution Agreement dated April 1, 2010, and executed by and between Scout Funds and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the [__] day of [_____], 2011.

UMB DISTRIBUTION SERVICES, LLC                                                                                     SCOUT FUNDS

By:                                                                                                                                            By:

Name and Title: Robert J. Tuszynski, President                                                                                     Name and Title: Andrew J. Iseman, President